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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 17, 1998


                         ROCK BOTTOM RESTAURANTS, INC.
               Exact Name of Registrant as Specified in Charter


          DELAWARE                    0-24502                 84-1265838
(State or Other Jurisdiction        (Commission           (I.R.S. Employer
      of Incorporation)            File Number)          Identification No.)


248 CENTENNIAL PARKWAY, SUITE 100, LOUISVILLE, COLORADO           80027
  (Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code: (303) 664-4000




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ITEM 5.  OTHER EVENTS.

      On November 17, 1998, the Board of Directors of Rock Bottom Restaurants, Inc. (the "Company") completed the sale of its 50 percent joint venture interest in Trolley Barn Breweries, Inc. ("Trolley") to Trolley for $7.0 million. Pursuant to the sale, the Company will be released from its guarantee of Trolley's debt, and Trolley's rights to develop restaurants throughout the southeastern United States under the Rock Bottom Restaurant & Brewery and Old Chicago names will be terminated. The Company will, however, grant certain license rights to allow Trolley to continue, during the term of the respective leases, to use certain Company-owned trademarks and trade names for two existing restaurants currently owned by Trolley. Proceeds from the $7.0 million cash transaction will be used to pay down the Company's credit facility.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.

            Not applicable

      (b)   Pro Forma Financial Information.

            Not applicable

      (c)   Exhibits.

            EXHIBIT NO.                              EXHIBIT

                 2.1 Stock Redemption Agreement, dated as of November 17, 1998, by and among Trolley Barn Brewery, Inc., TBB Acquisition Group, Inc., TBB Holding Company, Inc. and Rock Bottom Restaurants, Inc.

                 2.2 Termination Agreement, dated as of November 17, 1998, by and among Rock Bottom Restaurants, Inc., Trolley Barn Brewery, Inc., TBB Acquisition Group, Inc., TBB Holding Company, Inc., Big River Breweries, Inc., Big River Properties, Inc. and the Shareholders listed on the signature pages


                                      -2-
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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ROCK BOTTOM RESTAURANTS, INC.



Dated: December 1, 1998          By: /S/ WILLIAM S. HOPPE
                                    -------------------------------------------
                                     William S. Hoppe
                                     Executive Vice President and Chief
                                     Financial Officer

                                 EXHIBIT INDEX


EXHIBIT NO.                               DESCRIPTION


     2.1 Stock Redemption Agreement, dated as of November 17, 1998, by and among Trolley Barn Brewery, Inc., TBB Acquisition Group, Inc., TBB Holding Company, Inc. and Rock Bottom Restaurants, Inc.

     2.2 Termination Agreement, dated as of November 17, 1998, by and among Rock Bottom Restaurants, Inc., Trolley Barn Brewery, Inc., TBB Acquisition Group, Inc., TBB Holding Company, Inc., Big River Breweries, Inc., Big River Properties, Inc. and the Shareholders listed on the signature pages